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                                                                     Exhibit 5.1


                              September 23, 2004


Securities and Exchange Commission
450 5th Street, N.W. Judiciary Plaza
Washington, D.C. 20549

      Re:      Registration Statement on Form S-4 filed by Argo-Tech Corporation
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              (the "Registration Statement")
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Ladies and Gentlemen:

         I am the General Counsel of Argo-Tech Corporation, a Delaware corporation (the "COMPANY"), and have acted as such in connection with the issuance and exchange (the "EXCHANGE OFFER") of up to $250,000,000 aggregate principal amount of the Company's 9 1/4% Senior Notes due 2011 (the "EXCHANGE NOTES") for an equal principal amount of the Company's 9 1/4% Senior Notes due 2011 outstanding on the date hereof (the "OUTSTANDING NOTES"). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 23, 2004 (the "INDENTURE"), between the Company and BNY Midwest Trust Company, as Trustee (the "TRUSTEE"). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (the "GUARANTEES") on a joint and several basis by each of the following direct and indirect subsidiaries of the Company: Argo-Tech Corporation (Aftermarket), Argo-Tech Corporation (HBP), Argo-Tech Corporation (OEM), each of which are Delaware corporations, Argo-Tech Corporation Costa Mesa, a California corporation and Durodyne, Inc., an Arizona corporation (collectively, the "GUARANTORS").

         In rendering this opinion, I have examined such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

         1. When the Registration Statement becomes effective under the Securities Act of 1933 and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Outstanding Notes, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company; and

         2. When the Registration Statement becomes effective under the Securities Act of 1933 and the Guarantees of the Exchange Notes (the "EXCHANGE GUARANTEES") are delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantees of the Outstanding Notes, the Exchange Guarantees of the Guarantors will have been validly issued by each of the Guarantors and will constitute a valid and binding obligation of each respective Guarantor.

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Securities and Exchange Commission
September 23, 2004
Page 2 of 2



         My opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

         I am admitted to practice law in the State of Kentucky and have been granted corporate status in the State of Ohio to perform legal services on behalf of the Company. Accordingly, the opinions expressed herein are limited to the Delaware General Corporation Law (the "DGCL"), the laws of the State of Kentucky and the laws of the State of Ohio, in each case as currently in effect. I express no opinion as to the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,



                                          /s/ Paul R. Keen
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                                          Paul R. Keen
                                          General Counsel